				EXHIBIT 99(b)
Metris Receivables, Inc.	Metris Master Trust			Monthly Report
Securityholders' Statement	Series 2001-2			Nov-05
Section 5.2	Class A	Class B	Excess Collateral	Total
(i) Security Amount	559,392,000.00	99,448,000.00	169,889,282.00	828,729,282.00
(ii) Security Principal Distributed	0.00	0.00	0.00	0.00
(iii) Security Interest Distributed	2,018,504.19	419,731.39	444,967.20	2,883,202.78
Security Interest Distributed based on $1,000 per Security	3.6083894	4.2206117	4.8811672	12.7101683
(iv) Principal Collections	38,414,749.76	6,829,325.47	11,666,692.15	56,910,767.38
(v) Finance Charge Collections	12,496,680.33	2,221,643.94	3,795,285.00	18,513,609.27
Recoveries	429,504.25	76,356.72	130,441.92	636,302.89
Principal Funding Account Investment Earnings	0.00	0.00	0.00	0.00
Accumulation Period Reserve Account Investment Earnings	0.00	0.00	0.00	0.00
Total Finance Charge Collections	12,926,184.58	2,298,000.66	3,925,726.92	19,149,912.16
Total Collections	51,340,934.34	9,127,326.13	15,592,419.07	76,060,679.54
(vi) Aggregate Amount of Principal Receivables	0.00	0.00	0.00	5,460,178,992.34
Invested Amount (End of Month)	559,392,000.00	99,448,000.00	169,889,282.00	828,729,282.00
Floating Allocation Percentage	10.2449389%	1.8213322%	3.1114233%	15.1776944%
Fixed/Floating Allocation Percentage	10.2449389%	1.8213322%	3.1114233%	15.1776944%
Invested Amount (Beginning of Month)	559,392,000.00	99,448,000.00	169,889,282.00	828,729,282.00
Average Daily Invested Amount	0.00	0.00	0.00	828,729,282.00
(vii) Receivable Delinquencies (As a % of Total Receivables)	0.00	0.00	0.00	0.00
Current	0.00	0.00	87.37%	5,007,890,219.21
30 Days to 59 Days (1 to 29 Days Contractually Delinquent)	0.00	0.00	4.27%	244,625,290.10
60 Days to 89 Days (30 to 59 Days Contractually Delinquent)	0.00	0.00	2.37%	135,760,076.82
90 Days and Over (60+ Days Contractually Delinquent)	0.00	0.00	5.99%	343,334,460.70
Total Receivables	0.00	0.00	100%	5,731,610,046.83
(viii) Aggregate Investor Default Amount	0.00	0.00	0.00	10,507,248.74
As a % of Average Daily Invested Amount	0.00	0.00	0.00	0.00
(Annualized based on 365 days/year)	0.00	0.00	0.00	15.43%
(ix) Charge-Offs	0.00	0.00	0.00	0.00
(x) Servicing Fee	0.00	0.00	0.00	1,362,294.71
(xi) Unreimbursed Redirected Principal Collections	0.00	0.00	0.00	0.00
(xii) Excess Funding Account Balance	0.00	0.00	0.00	0.00
(xiii) New Accounts Added	0.00	0.00	0.00	101,717.00
(xiv) Average Gross Portfolio Yield	0.00	0.00	0.00	28.11%
Average Net Portfolio Yield	0.00	0.00	0.00	12.69%
(xv) Minimum Base Rate	0.00	0.00	0.00	6.77%
Excess Spread	0.00	0.00	0.00	5.92%
(xvi) Principal Funding Account Balance	0.00	0.00	0.00	0.00
(xvii) Accumulation Shortfall	0.00	0.00	0.00	0.00
(xviii) Scheduled date for the commencement of the Accumulation Period	0.00	0.00	0.00	Jan_2006
Accumulation Period Length	0.00	0.00	0.00	N/A
(xix) Principal Funding Account Investment Proceeds Deposit	0.00	0.00	0.00	0.00
Required Reserve Account Amount	0.00	0.00	0.00	4,195,440.00
Available Reserve Account Amount	0.00	0.00	0.00	4,195,440.00
Covered Amount	0.00	0.00	0.00	0.00
(xx) Aggregate Interest Rate Caps Notional Amount	0.00	0.00	0.00	91,160,000.00
Deposit to the Caps Proceeds Account	0.00	0.00	0.00	0.00
(xxi) Net Excess Spread Trigger Event Occurrence	0.00	0.00	0.00	No
Invested Amount	0.00	0.00	0.00	828,729,282.00
Current One Month Excess Spread (%)	0.00	0.00	0.00	5.92%
Current Three Month Average Excess Spread (%)	0.00	0.00	0.00	7.59%
Note Reserve (%)	0.00	0.00	0.00	0.00%
Note Reserve Maximum as of 12/16/05 ($)	0.00	0.00	0.00	0.00
Note Reserve A/C, Beginning Balance, 11/01/05	0.00	0.00	0.00	0.00
Current Month Deposits	0.00	0.00	0.00	0.00
Current Month Releases	0.00	0.00	0.00	0.00
Note Reserve Account, Ending Balance, 11/30/05	0.00	0.00	0.00	0.00